Exhibit 10.1

Published CUSIP Numbers:
Deal: 20451UAQ8
Revolver: 20451UAR6
Term Loan: 20451UAS4
Incremental Delayed Draw Term Loan: [ ]

FIRST INCREMENTAL FACILITY AMENDMENT
Dated as of January 9, 2025
among

COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION
and TRUIST BANK,
as Documentation Agents

and

TD BANK, N.A.,
CIBC BANK USA
and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

Arranged By:

BANK OF AMERICA, N.A.,
TD BANK, N.A.,
CIBC BANK USA
and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers

and

BANK OF AMERICA, N.A.
and TD BANK, N.A.,
as Joint Bookrunners

FIRST INCREMENTAL FACILITY AMENDMENT

THIS FIRST INCREMENTAL FACILITY AMENDMENT (this “Amendment”) dated as of January 9, 2025 to the Third Amended and Restated Credit Agreement referenced below is by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Borrower”), the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Third Amended and Restated Credit Agreement dated as of July 12, 2022 (as amended, hereby and as may be further modified, supplemented, increased and extended from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has notified the Administrative Agent that pursuant to Section 2.01(c) of the Credit Agreement, certain Lenders identified on the signature pages hereto (collectively, the “Incremental Term Loan Lenders”) have agreed to (a) provide an additional advance of the Term Loan in the aggregate amount of $200,000,000 advanced on the Incremental Amendment Effective Date (defined below) (the “Incremental Term Loan”) and (b) provide delayed draw term commitments in the aggregate amount of $100,000,000 (the “Incremental Delayed Draw Term Loan”), which advances shall constitute Incremental Term Facilities.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).

2.    Establishment of Incremental Term Facilities.

2.1    Incremental Facility Amendment. This Amendment is an Incremental Facility Amendment.

2.2    Incremental Term Loan.

(a)    The Incremental Term Loan constitutes an Incremental Term Facility incurred pursuant to Section 2.01(c) of the Credit Agreement.

(b)    Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan to the Borrower in Dollars in a single advance on the date hereof in an amount not to exceed such Lender’s commitment to the Incremental Term Loan set forth on Schedule 1 hereto. The Incremental Term Loan is an addition of the Term Loan. The advance of the Term Loan made on the Closing Date and the Incremental Term Loan on the Incremental Amendment Effective Date shall be deemed one term loan constituting the Term Loan and shall be subject to all of the terms and conditions applicable to the Term Loan.

(c)    The Incremental Term Loan is incurred in reliance of Section 2.01(c)(i)(B) of the Credit Agreement.

2.3    Incremental Delayed Draw Term Loan.

(a)    The Incremental Delayed Draw Term Loan constitutes an Incremental Term Facility incurred pursuant to Section 2.01(c) of the Credit Agreement.

(b)    Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Delayed Draw Term Loan to the Borrower in Dollars in up to two advances available during the Incremental Delayed Draw Term Loan Period (as defined below) in an amount not to exceed such Lender’s commitment to the Incremental Delayed Draw Term Loan set forth on Schedule 1 hereto.

(c)    The Incremental Delayed Draw Term Loan is incurred in reliance of Section 2.01(c)(i)(B) of the Credit Agreement.

3.    Amendments to the Credit Agreement.

3.1    The definition of “Applicable Percentage” in Section 1.01 is amended by adding a new clause (d) to read as follows:

(d) with respect to the Lender’s Incremental Delayed Draw Term Loan Commitment at any time, the percentage (carried out to the ninth decimal place) of the aggregate Incremental Delayed Draw Term Loan Commitments represented by such Lender’s Incremental Delayed Draw Term Loan Commitment at such time.

3.2    The table in the definition of “Applicable Rate” in Section 1.01 is amended by adding “and Incremental DDTL Commitment Fee” in the column titled “Commitment Fee”.

3.3    The definition of “Commitment” in Section 1.01 is amended by adding “and the Incremental Delayed Draw Term Loan Commitment of such Lender”.

3.4    The definition of “Existing Portfolio Companies” in Section 1.01 is amended and restated to read as follows:

“Existing Portfolio Companies” means (i) Arnold Magnetics, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (ii) BOA together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (iii) Sterno, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (iv) Foam Fab, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (v) 5.11, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (vi) Velocity, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (vii) Lugano, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (viii) PrimaLoft, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (ix) Honey Pot, together with its Wholly-Owned Subsidiaries as of the First Incremental Facility Amendment Effective Date, (x) any Target acquired by an Existing Portfolio Company in a Permitted Eligible Acquisition as long as (A) the aggregate consideration to be paid in such Acquisition does not exceed $50,000,000 and (B) as of the date of consummation of such Acquisition, the amount of Portfolio Company EBITDA of such Existing Portfolio Company attributable to such Target after giving effect to such Acquisition on a Pro Forma Basis shall not exceed twenty percent (20%) of such Portfolio Company EBITDA, and (xiii) any (A) Target acquired by an Existing Portfolio Company in a Permitted Eligible Acquisition that does not comply with the requirements of clause (xii) above or (B) any New Portfolio Company with respect to which, in each case of any such Target or New Portfolio Company, a classification or reclassification as an Existing Portfolio Company has been approved by Required Lenders in their sole discretion (it being agreed and understood that (1) Lenders shall make reasonable efforts to indicate their response within fifteen (15) days of receiving a request for a classification or reclassification of any such Target or New Portfolio Company as an Existing Portfolio Company, and (2) any Lender that approves the classification or reclassification of such Target or New Portfolio Company as an Existing Portfolio Company shall deliver to the Administrative Agent, together with its response, a written approval in the form of Exhibit K), in each case to the extent that any such company has become a Subsidiary of the Borrower pursuant to a Permitted Eligible Acquisition and remains a Subsidiary of the Borrower.

3.5    The definition of “New Portfolio Company” in Section 1.01 is amended and restated to read as follows:

“New Portfolio Company” means (i) a Target acquired after the First Incremental Facility Amendment Effective Date by the Borrower or any Acquisition Subsidiary as a new portfolio company pursuant to a Permitted Eligible Acquisition or (ii) a Target acquired after the First Incremental Facility Amendment Effective Date by an Existing Portfolio Company or any Acquisition Subsidiary as an add-on acquisition by such Existing Portfolio Company in a Permitted Eligible Acquisition, in each case together with, if applicable, the Acquisition Subsidiary and the Wholly-Owned Subsidiaries of such Target and to the extent that any such Target remains a Subsidiary of the Borrower and either (A) is not deemed an Existing Portfolio Company pursuant to clause (xi) of the definition of “Existing Portfolio Company” or (B) has not been classified or reclassified as an Existing Portfolio Company. For the avoidance of doubt, New Portfolio Companies shall in all instances exclude any Outside Companies.

3.6    The following new definitions are added to Section 1.01 in the appropriate alphabetical order to read as follows:

“First Incremental Facility Amendment” means that certain First Incremental Facility Amendment dated as of the First Incremental Facility Amendment Effective Date by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Incremental Facility Amendment Effective Date” means January 9, 2025.

“Honey Pot” means THP Topco, Inc., a Delaware corporation.

“Incremental DDTL Availability Period” means the period from January 9, 2025 and the earlier of (a) July 9, 2025 and (b) the date on which the Incremental Delayed Draw Term Loan Commitment has been terminated (including fully drawn).

“Incremental DDTL Commitment Fee” has the meaning specified in Section 2.09(c).

“Incremental Delayed Draw Term Loan Commitment” means, as to each applicable Lender, its obligation to make a portion of the Incremental Delayed Draw Term Loan during the Incremental DDTL Availability Period to the Borrower pursuant to Section 2.01(b)(ii) hereunder, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 to the First Incremental Facility Amendment under the caption “Incremental Delayed Draw Term Loan Commitment” or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Incremental Delayed Draw Term Loan Commitment of all the Lenders as of January 9, 2025 shall be $100,000,000.

“Incremental Delayed Draw Term Loan” has the meaning specified in Section 2.01(b)(ii).

“Term Loan” has the meaning specified in Section 2.01(b)(i).

3.7    Section 2.01(b) is amended and restated to read as follows:

(b) Term Loan.

(i) Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term Loan Commitment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans unless the Administrative Agent shall have received an acceptable funding indemnity letter with respect to a Borrowing of Term SOFR Loans.

(ii) Incremental Delayed Draw Term Loan Commitment. Subject to the terms and conditions set forth herein, each Lender with an Incremental Delayed Draw Term Loan Commitment severally agrees to make its portion of a term loan (the “Incremental Delayed Draw Term Loan”) to the Borrower from time to time in no more than two draws on any Business Day during the Incremental DDTL Availability Period in a principal amount not to exceed such Lender’s Incremental Delayed Draw Term Loan Commitment. Amounts repaid on the Incremental Delayed Draw Term Loan may not be reborrowed. The Incremental Delayed Draw Term Loan may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.

3.8    A new Section 2.06(c) is added to read as follows:

The Borrower may, upon notice to the Administrative Agent, terminate the Incremental Delayed Draw Term Loan Commitments, or from time to time permanently reduce the

Incremental Delayed Draw Term Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Incremental Delayed Draw Term Loan Commitments. Any reduction of the Incremental Delayed Draw Term Loan Commitments shall be applied to the Incremental Delayed Draw Term Loan Commitments of each Lender according to its Applicable Percentage. All fees and interest accrued until the effective date of any termination of the Incremental Delayed Draw Term Loan Commitments shall be paid on the effective date of such termination.

3.9    Section 2.07(c) is amended and restated in its entirety to read as follows:

(c) Term Loans. (i) The Borrower shall repay to the Lenders the aggregate principal amount of the Term Loan on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;

Payment Dates	Principal Repayment Installments
September 30, 2022	$2,500,000.00
December 31, 2022	$2,500,000.00
March 31, 2023	$2,500,000.00
June 30, 2023	$2,500,000.00
September 30, 2023	$2,500,000.00
December 31, 2023	$2,500,000.00
March 31, 2024	$2,500,000.00
June 30, 2024	$2,500,000.00
September 30, 2024	$2,500,000.00
December 31, 2024	$2,500,000.00
March 31, 2025	$3,750,000.00
June 30, 2025	$3,750,000.00
September 30, 2025	$7,500,000.00
December 31, 2025	$7,500,000.00
March 31, 2026	$7,500,000.00
June 30, 2026	$7,500,000.00
September 30, 2026	$11,250,000.00
December 31, 2026	$11,250,000.00
March 31, 2027	$11,250,000.00

provided, however, that (i) the final principal repayment installment of the Term Loan shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Loan outstanding on such date, (ii) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Term

SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (iii) if any principal repayment installment to be made by the Borrower on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.
(ii) Commencing on the first fiscal quarter ending after the earlier of (A) the date Incremental Delayed Draw Term Loan is fully drawn and (B) the end of the Incremental DDTL Availability Period, the Borrower shall repay to the Lenders on the following dates the percentage amount of the drawn Incremental Delayed Draw Term Loan set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;

Payment Dates	Principal Repayment Percentage
March 31, 2025	0.625%
June 30, 2025	0.625%
September 30, 2025	1.250%
December 31, 2025	1.250%
March 31, 2026	1.250%
June 30, 2026	1.250%
September 30, 2026	1.875%
December 31, 2026	1.875%
March 31, 2027	1.875%

provided, however, that (i) the final principal repayment installment of the Incremental Delayed Draw Term Loan shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of the Incremental Delayed Draw Term Loan outstanding on such date, (ii) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (iii) if any principal repayment installment to be made by the Borrower on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

3.8    A new Section 2.09(c) is added to read as follows:

(c) Incremental DDTL Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Incremental DDTL Commitment Fee”) equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Incremental Delayed Draw Term Loan Commitments exceed the Incremental Delayed Draw Term Loans, subject to adjustment as provided in Section 2.15. The Incremental DDTL Commitment Fee shall accrue at all times during the Incremental DDTL Availability Period, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with March 31, 2025, and on the last day of the Incremental DDTL Availability Period. The Incremental DDTL Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

4.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Incremental Amendment Effective Date”) upon receipt by the Administrative Agent of the following conditions precedent in each case in a manner satisfactory to the Administrative Agent:

4.1    Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, each Incremental Term Loan Lender, the Lenders constituting Required Lenders, and the Administrative Agent.

4.2    Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Borrower, addressed to the Administrative Agent and each Lender, dated as of the date of this Amendment.

4.3    Resolutions. Receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment.

4.4    Pro Forma Compliance Certificate. The Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that after giving effect to the Incremental Term Facilities contemplated herein the Borrower is in compliance with the financial covenants in Section 7.11 of the Credit Agreement on a Pro Forma Basis.

4.5    Collateral Documents. Receipt by the Administrative Agent of such amendments to the Collateral Documents as the Administrative Agent may reasonably request to cause the Collateral Documents to secure the Obligations after giving effect to the Incremental Facility contemplated herein.

4.6    Fees. Receipt by the Administrative Agent, each lead arranger for the transactions contemplated by this Amendment and the Lenders of any fees required to be pain on or before the date of this Amendment, including those detailed in that certain Fee Letter, dated as of December 3, 2024, by and among the Borrower and BofA Securities.

4.7    Attorney Costs. The Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the date hereof.

5.    Reaffirmation. The Borrower acknowledges and reaffirms that (a) it is bound by all of the terms of the Loan Documents to which it is a party and (b) it is responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Borrower acknowledges and confirms that (a) the Administrative Agent, the Lenders and the L/C Issuer have performed fully all of their obligations under the Credit Agreement and the other Loan Documents and (b) by entering into this Amendment, the Administrative Agent, the Lenders and the L/C Issuer do not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Borrower thereunder.

6. Miscellaneous.

6.1 The Credit Agreement (as amended hereby) and the obligations of the Borrower thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or the L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.

6.2 The Borrower hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuer as follows:

(a)    The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment and the execution and performance hereof by the Borrower do not conflict with the Borrower’s Organization Documents or any law, agreement or obligation by which the Borrower is bound.

(b) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(d) The representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of such earlier date.

(e) Before and after giving effect to the Incremental Facilities contemplated herein, no event has occurred and is continuing which constitutes a Default or an Event of Default.

6.3 This Amendment shall constitute a Loan Document for all purposes. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means (such as by email in “pdf” or “tif” format) shall be effective as an original and shall constitute a representation that an executed original shall be delivered. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.4 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused caused a counterpart of this First Incremental Facility Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Stephen Keller
	Name:	Stephen Keller
	Title:	Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as an Incremental Term Loan Lender and as a Required Lender

	By:	/s/ Timothy J. Waltman
	Name:	Timothy J. Waltman
	Title:	Senior Vice President

TD BANK, N.A., as an Incremental Term Loan Lender and as a Required Lender

By:	/s/ M. Bernadette Collins
Name:	M. Bernadette Collins
Title:	Senior Vice President

CIBC BANK USA, as an Incremental Term Loan Lender and as a Required Lender

By:	/s/ Jeff Groenewold
Name:	Jeff Groenewold
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Incremental Term Loan Lender and as a Required Lender

By:	/s/ Karla Kaplan
Name:	Karla Kaplan
Title:	Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as an Incremental Term Loan Lender and as a Required Lender

By:	/s/ Geoffrey Jinnah
Name:	Geoffrey Jinnah
Title:	Principal, Assistant Vice President

TRUIST BANK, as an Incremental Term Loan Lender and as a Required Lender

By:	/s/ Steve Curran
Name:	Steve Curran
Title:	Director

JPMORGAN CHASE BANK, N.A., as a Required Lender

By:	/s/ Diane Bredehoft
Name:	Diane Bredehoft
Title:	Authorized Officer

SCHEDULE 1

INCREMENTAL TERM LOAN COMMITMENTS

Lender	Incremental Term Loan Commitment	Applicable Percentage of Commitments
Bank of America, N.A.	$74,000,000.00	37.000000000%
TD Bank, N.A.	$30,000,000.00	15.000000000%
CIBC Bank USA	$30,000,000.00	15.000000000%
Wells Fargo Bank, National Association	$30,000,000.00	15.000000000%
Fifth Third Bank, National Association	$20,000,000.00	10.000000000%
Truist Bank	$16,000,000.00	8.000000000%
TOTAL	$200,000,000.00	100.000000000%

INCREMENTAL DELAYED DRAW TERM LOAN COMMITMENTS

Lender	Incremental Delayed Draw Term Loan Commitment	Applicable Percentage of Commitments
Bank of America, N.A.	$37,000,000.00	37.000000000%
TD Bank, N.A.	$15,000,000.00	15.000000000%
CIBC Bank USA	$15,000,000.00	15.000000000%
Wells Fargo Bank, National Association	$15,000,000.00	15.000000000%
Fifth Third Bank, National Association	$10,000,000.00	10.000000000%
Truist Bank	$8,000,000.00	8.000000000%
TOTAL	$100,000,000.00	100.000000000%